Exhibit 5.1

Womble Carlyle Sandridge & Rice, PLLC

Suite 400, 2530 Meridian Parkway

Durham, NC 27713

April 26, 2004

Rayonier Inc.

50 North Laura Street

Jacksonville, Florida 32202

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as North Carolina counsel for Rayonier Inc., a North Carolina corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of 7,000,000 shares of common stock, no par value, of the Company (“Common Stock”) that may be offered and issued by the Company from time to time as set forth in the Company’s registration statement on Form S-4 (the “Registration Statement”) that is being filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”). This opinion is provided pursuant to the requirements of Item 21 of Form S-4 and Item 601(b)(5) of Regulation S-K of the Commission.

We have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation and Bylaws of the Company, records of pertinent proceedings of the Board of Directors of the Company and such other certificates, instruments and documents as we have considered appropriate for purposes of the opinions hereafter expressed. In rendering this opinion, we have relied upon certificates of public officials and officers of the Company with respect to the accuracy of the factual matters contained in such certificates.

In connection with such review, we have assumed with your permission that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing any Common Stock offered thereby; (iii) all Common Stock will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) at the time of any offering or sale of any shares of Common Stock, the Company will have such number of shares of Common Stock, as set forth in such offering or sale, authorized and available for issuance; (v) a definitive merger, asset purchase or similar agreement with respect to Common Stock offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) the genuineness of all signatures and the legal competence of all signatories; (vii) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (viii) the proper issuance and accuracy of certificates of public officials and officers and agents of the Company.

Rayonier Inc.

April 26, 2004

This opinion is limited to the laws of the State of North Carolina, excluding local laws of the State of North Carolina (i.e., the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions of, or authorities or quasi-governmental bodies constituted under the laws of, the State of North Carolina and judicial decisions to the extent they deal with any of the foregoing), and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

Based upon and subject to the foregoing and the qualifications set forth below, we are of the opinion that when (a) the board of directors of the Company (or a duly authorized committee thereof or senior executive officer) has taken all necessary corporate action to approve the issuance and sale of any shares of Common Stock and (b) such shares have been issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, all such shares will be legally issued, fully paid and nonassessable.

This opinion is delivered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Womble Carlyle Sandridge & Rice, PLLC